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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference to this Registration Statement of BBJ Environmental Technologies, Inc. on Form S-8 of our report dated March 1, 2002 appearing in the Annual Report on Form 10-KSB of BBJ Environmental Technologies, Inc. for the year ended December 31, 2001.


                                   /s/ Kirkland, Russ, Murphy & Tapp P.A.


Clearwater, Florida
June 17, 2002